Exhibit 99.1

NEW JERSEY RESOURCES REPORTS FISCAL 2024 THIRD-QUARTER RESULTS

WALL, N.J., August 6, 2024 — Today, New Jersey Resources Corporation (NYSE: NJR) reported results for the third quarter of fiscal 2024. Highlights include:

•	Consolidated net loss of $(11.6) million, compared with net income of $1.5 million in the third quarter of fiscal 2023
•
Consolidated net financial loss, a non-GAAP financial measure, of $(8.9) million, or $(0.09) per share, compared to net financial earnings (NFE), a non-GAAP financial measure, of $9.7 million, or $0.10 per share, in the third quarter of fiscal 2023

•	Re-affirmed fiscal 2024 net financial earnings per share (NFEPS) guidance range of $2.85 to $3.00, which was increased by $0.15 in February 2024 as a result of strong performance from Energy Services
•	Maintained long-term projected NFEPS growth rate of 7 to 9 percent(1)
•
On January 31, 2024, New Jersey Natural Gas (NJNG) filed a rate case with the New Jersey Board of Public Utilities (BPU), and in May 2024, updated the filing seeking a $219.6 million (originally $222.6 million) increase in base rates

Third-quarter fiscal 2024 net loss totaled $(11.6) million, or $(0.12) per share, compared with net income of $1.5 million, or $0.02 per share, for the same period in fiscal 2023. Fiscal 2024 year-to-date net income totaled $198.6 million, or $2.02 per share, compared with $227.7 million, or $2.35 per share, for the same period in fiscal 2023.

Third-quarter fiscal 2024 net financial loss totaled $(8.9) million, or $(0.09) per share, compared with NFE of $9.7 million, or $0.10 per share, for the same period in fiscal 2023. Fiscal 2024 year-to-date NFE totaled $202.1 million, or $2.05 per share, compared with $232.3 million, or $2.40 per share, for the same period in fiscal 2023.

Management Commentary
Steve Westhoven, President and CEO of New Jersey Resources, stated, "We are on track to achieve NFEPS within our fiscal 2024 guidance range for the year, which was raised by $0.15 in February 2024. Our portfolio of businesses performed in line with our expectations. We remain focused on executing our strategy to meet our customers' expectations and deliver strong results for our shareowners."

Key Performance Metrics

	Three Months Ended June 30,		Nine Months Ended June 30,
($ in Thousands)	2024	2023	2024	2023
Net income	$(11,574)	$1,532	$198,649	$227,700
Basic EPS	$(0.12)	$0.02	$2.02	$2.35
Net financial (loss) earnings	$(8,899)	$9,670	$202,121	$232,264
Basic net financial (loss) earnings per share	$(0.09)	$0.10	$2.05	$2.40

(1) NFEPS long-term annual growth projections are based on the midpoint of the $2.20 - $2.30 initial guidance range for fiscal 2022, provided on February 1, 2021.

NJR Reports Third Quarter Fiscal 2024 Results

A reconciliation of net income to NFE for the three and nine months ended June 30, 2024 and 2023, is provided below.

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands)	2024	2023	2024	2023
Net (loss) income	$(11,574)	$1,532	$198,649	$227,700
Add:
Unrealized loss (gain) on derivative instruments and related transactions	3,803	(12,970)	23,860	(30,502)
Tax effect	(903)	3,083	(5,670)	7,250
Effects of economic hedging related to natural gas inventory	(385)	24,116	(19,458)	36,885
Tax effect	91	(5,731)	4,624	(8,766)
Gain on equity method investment	—	(100)	—	(300)
Tax effect	—	24	—	74
NFE tax adjustment	69	(284)	116	(77)
Net financial (loss) earnings	$(8,899)	$9,670	$202,121	$232,264

Weighted Average Shares Outstanding
Basic	98,983	97,168	98,409	96,849
Diluted	98,983	97,886	99,213	97,538

Basic earnings per share	$(0.12)	$0.02	$2.02	$2.35
Add:
Unrealized loss (gain) on derivative instruments and related transactions	0.04	(0.14)	0.24	(0.31)
Tax effect	(0.01)	0.03	(0.06)	0.07
Effects of economic hedging related to natural gas inventory	—	0.25	(0.20)	0.38
Tax effect	—	(0.06)	0.05	(0.09)
Basic net financial (loss) earnings per share	$(0.09)	$0.10	$2.05	$2.40

NFE is a measure of earnings based on the elimination of timing differences to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, Solar Renewable Energy Certificates (SRECs) and foreign currency contracts. Consequently, to reconcile net income and NFE, current-period unrealized gains and losses on the derivatives are excluded from NFE as a reconciling item. Realized derivative gains and losses are also included in current-period net income. However, NFE includes only realized gains and losses related to natural gas sold out of inventory, effectively matching the full earnings effects of the derivatives with realized margins on physical natural gas flows. NFE also excludes certain transactions associated with equity method investments, including impairment charges, which are non-cash charges, and return of capital in excess of the carrying value of our investment. These are not indicative of the Company's performance for its ongoing operations. Included in the tax effects are current and deferred income tax expense corresponding with the components of NFE.

NJR Reports Third Quarter Fiscal 2024 Results

A table detailing NFE for the three and nine months ended June 30, 2024 and 2023, is provided below.

Net financial (loss) earnings by business unit

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands)	2024	2023	2024	2023
New Jersey Natural Gas	$(6,139)	$891	$152,400	$156,252
Clean Energy Ventures	(6,714)	7,267	(1,808)	(5,694)
Storage and Transportation	4,140	2,358	9,761	11,051
Energy Services	(2,244)	(1,604)	43,231	72,054
Home Services and Other	881	523	665	1,307
Subtotal	(10,076)	9,435	204,249	234,970
Eliminations	1,177	235	(2,128)	(2,706)
Total	$(8,899)	$9,670	$202,121	$232,264

Fiscal 2024 NFE Guidance:

NJR re-affirmed its fiscal 2024 NFEPS guidance range of $2.85 to $3.00, which was increased by $0.15 in February 2024, subject to the risks and uncertainties identified below under "Forward-Looking Statements."

In fiscal 2024, NJR expects Energy Services will represent a higher percentage of NFEPS than in prior years due to contributions from the Asset Management Agreements signed in 2020*. The following chart represents NJR’s current expected contributions from its business segments for fiscal 2024:

Company	Expected Fiscal 2024 Net Financial Earnings Contribution
New Jersey Natural Gas	43 to 46 percent
Clean Energy Ventures	11 to 14 percent
Storage and Transportation	3 to 5 percent
Energy Services	40 to 43 percent*
Home Services and Other	0 to 1 percent
* NJR expects to recognize the majority of the fiscal 2024 AMA revenues in the fiscal 2024 fourth quarter

In providing fiscal 2024 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

New Jersey Natural Gas (NJNG)

NJNG reported a third-quarter fiscal 2024 net financial loss of $(6.1) million, compared to NFE of $0.9 million during the same period in fiscal 2023. Fiscal 2024 year-to-date NFE were $152.4 million, compared to NFE of $156.3 million during the same period in fiscal 2023. The decrease in NFE for the quarter and year-to-date period was due primarily to higher employee related expenses and information technology costs, and increased depreciation expenses as a result of continued capital deployment.

NJR Reports Third Quarter Fiscal 2024 Results

Customer Growth:

•
NJNG added 5,939 new customers during the first nine months of fiscal 2024, compared with 5,892 during the same period of fiscal 2023. NJNG expects these new customers to contribute approximately $5.1 million of incremental utility gross margin on an annualized basis.

Base Rate Filing:

•
On January 31, 2024, NJNG filed a base rate case with the BPU, seeking a $222.6 million increase to its base rates based on an overall return of 7.57 percent with a return on equity of 10.42 percent. On May 15, 2024, the Company filed an update to its financial schedules in the base rate case filing, which reflects a proposed increase of $219.6 million.

Infrastructure Update:

•
NJNG's Infrastructure Investment Program (IIP) is a five-year, $150 million accelerated recovery program that began in fiscal 2021. IIP consists of a series of infrastructure projects designed to enhance the safety and reliability of NJNG's natural gas distribution system. During the first nine months of fiscal 2024, NJNG spent $22.6 million under the program on various distribution system reinforcement projects.

On March 28, 2024, NJNG submitted its annual IIP filing to the BPU requesting a rate increase for capital expenditures with actual information through February 29, 2024, and forecasted information through June 30, 2024. On July 26, 2024, the Company filed an update with actual information through June 30, 2024 requesting a rate increase for capital expenditures of $43.5 million, which will result in a $5.3 million revenue increase, with a proposed effective date of October 1, 2024.

Basic Gas Supply Service (BGSS) Incentive Programs:

BGSS incentive programs contributed $2.9 million to utility gross margin in the third quarters of both fiscal 2024 and fiscal 2023. During the first nine months of fiscal 2024, these programs contributed $16.2 million to utility gross margin, compared with $17.4 million during the same period in fiscal 2023.

For more information on utility gross margin, please see "Non-GAAP Financial Information" below.

Energy-Efficiency Programs:

SAVEGREEN™ invested $52.4 million year-to-date in fiscal 2024 in energy-efficiency upgrades for customers' homes and businesses. NJNG recovered $22.6 million of its outstanding investments during the first nine months of fiscal 2024 through its energy efficiency rate. On May 31, 2024, NJNG submitted its annual cost recovery filing seeking an increase of $5.6 million.

Clean Energy Ventures (CEV)

CEV reported a third-quarter fiscal 2024 net financial loss of $(6.7) million, compared with NFE of $7.3 million during the same period in fiscal 2023. The decrease in NFE for the third quarter of fiscal 2024 was largely due to a reversal of a valuation allowance on certain deferred tax assets in the prior year period that did not reoccur.

Fiscal 2024 year-to-date net financial loss was $(1.8) million, compared with net financial loss of $(5.7) million during the same period in fiscal 2023. The improvement was due primarily to higher SREC and Transition Renewable Energy Certificate (TREC) revenue for the period, as well as the recognition of Investment Tax Credits associated with solar sale leaseback financing transactions.

Solar Investment Update:
•	As of June 30, 2024, CEV had approximately 477MW of solar capacity in service in New Jersey, New York, Connecticut, Rhode Island, Indiana, and Michigan.

NJR Reports Third Quarter Fiscal 2024 Results

Storage and Transportation

Storage and Transportation reported third-quarter fiscal 2024 NFE of $4.1 million, compared with NFE of $2.4 million during the same period in fiscal 2023. Fiscal 2024 year-to-date NFE were $9.8 million, compared with NFE of $11.1 million during the same period in fiscal 2023. NFE for the third quarter of fiscal 2024 increased as a result of higher operating revenues for the period, while the year-to-date decrease in NFE was largely due to higher operating and maintenance expenses.

Energy Services

Energy Services reported third-quarter fiscal 2024 net financial loss of $(2.2) million compared with net financial loss of $(1.6) million for the same period in fiscal 2023. Fiscal 2024 year-to-date NFE were $43.2 million, compared with NFE of $72.1 million during the same period in fiscal 2023. The decrease in fiscal 2024 year-to-date NFE was due primarily to higher natural gas price volatility in the prior year period, largely as a result of Winter Storm Elliott.

Home Services and Other Operations

Home Services and Other Operations reported third-quarter fiscal 2024 NFE of $0.9 million, compared to NFE of $0.5 million for the same period in fiscal 2023. Fiscal 2024 year-to-date NFE was $0.7 million, compared with NFE of $1.3 million during the same period in fiscal 2023.

Capital Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile:

•
During the first nine months of fiscal 2024, capital expenditures were $396.5 million, including accruals, compared with $370.0 million during the same period of fiscal 2023. The increase in capital expenditures was primarily due to higher expenditures at NJNG.

•
During the first nine months of fiscal 2024, cash flows from operations were $362.9 million, compared to cash flows from operations of $387.9 million during the same period of fiscal 2023. The decrease was largely due to changes in working capital.

NJR Reports Third Quarter Fiscal 2024 Results

Forward-Looking Statements:

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, certain statements regarding NJR’s NFEPS guidance for fiscal 2024, projected NFEPS growth rates and our guidance range, forecasted contribution of business segments to NJR’s NFE for fiscal 2024, customer growth at NJNG and their expected contributions, expected contributions from Asset Management Agreements, infrastructure programs and investments, future decarbonization opportunities including IIP, Energy Efficiency programs, including BGSS, the outcome or timing of our Base Rate Case with the BPU, the outcome or timing of our IIP filing to the BPU, and other legal and regulatory expectations.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the SEC, including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information:

This earnings release includes the non-GAAP financial measures NFE/net financial loss, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE and financial margin exclude unrealized gains or losses on derivative instruments related to NJR’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services, net of applicable tax adjustments as described below. Financial margin also differs from gross margin as defined on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization as well as the effects of derivatives as discussed above. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJR Energy Services Company.

NJNG’s utility gross margin is defined as operating revenues less natural gas purchases, sales tax, and regulatory rider expense. This measure differs from gross margin as presented on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization. Utility gross margin may also not be comparable to the definition of gross margin used by others in the natural gas distribution business and other industries. Management believes that utility gross margin provides a meaningful basis for evaluating utility operations since natural gas costs, sales tax and regulatory rider expenses are included in operating revenues and passed through to customers and, therefore, have no effect on utility gross margin.

NJR Reports Third Quarter Fiscal 2024 Results

Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Report on Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains natural gas transportation and distribution infrastructure to serve approximately 582,000 customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties.

•	Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of approximately 477 megawatts, providing residential and commercial customers with low-carbon solutions.

•
Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•
Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline, as well as our 50% equity ownership in the Steckman Ridge natural gas storage facility.

•
Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its over 1,300 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:
www.njresources.com.

Follow us on X.com (Twitter) @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.

NJR Reports Third Quarter Fiscal 2024 Results

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands, except per share data)	2024	2023	2024	2023
OPERATING REVENUES
Utility	$157,773	$144,971	$913,729	$902,880
Nonutility	117,863	119,104	487,030	728,789
Total operating revenues	275,636	264,075	1,400,759	1,631,669
OPERATING EXPENSES
Gas purchases
Utility	53,372	42,344	373,839	381,160
Nonutility	60,971	75,917	225,466	468,351
Related parties	1,729	1,870	5,407	5,467
Operation and maintenance	104,378	94,213	306,040	272,809
Regulatory rider expenses	8,343	6,120	56,761	47,525
Depreciation and amortization	40,907	38,877	121,269	113,650
Total operating expenses	269,700	259,341	1,088,782	1,288,962
OPERATING INCOME	5,936	4,734	311,977	342,707
Other income, net	9,555	5,711	31,316	15,145
Interest expense, net of capitalized interest	31,169	30,119	94,263	89,871
(LOSS) INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(15,678)	(19,674)	249,030	267,981
Income tax (benefit) provision	(2,764)	(20,505)	54,119	43,059
Equity in earnings of affiliates	1,340	701	3,738	2,778
NET (LOSS) INCOME	$(11,574)	$1,532	$198,649	$227,700

(LOSS) EARNINGS PER COMMON SHARE
Basic	$(0.12)	$0.02	$2.02	$2.35
Diluted	$(0.12)	$0.02	$2.00	$2.33

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	98,983	97,168	98,409	96,849
Diluted	98,983	97,886	99,213	97,538

NJR Reports Third Quarter Fiscal 2024 Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands)	2024	2023	2024	2023
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net (loss) income	$(11,574)	$1,532	$198,649	$227,700
Add:
Unrealized loss (gain) on derivative instruments and related transactions	3,803	(12,970)	23,860	(30,502)
Tax effect	(903)	3,083	(5,670)	7,250
Effects of economic hedging related to natural gas inventory	(385)	24,116	(19,458)	36,885
Tax effect	91	(5,731)	4,624	(8,766)
Gain on equity method investment	—	(100)	—	(300)
Tax effect	—	24	—	74
NFE tax adjustment	69	(284)	116	(77)
Net financial (loss) earnings	$(8,899)	$9,670	$202,121	$232,264

Weighted Average Shares Outstanding
Basic	98,983	97,168	98,409	96,849
Diluted	98,983	97,886	99,213	97,538

A reconciliation of basic earnings per share, the closest GAAP financial measure, to basic net financial earnings per share is as follows:

Basic (loss) earnings per share	$(0.12)	$0.02	$2.02	$2.35
Add:
Unrealized loss (gain) on derivative instruments and related transactions	$0.04	$(0.14)	$0.24	$(0.31)
Tax effect	$(0.01)	$0.03	$(0.06)	$0.07
Effects of economic hedging related to natural gas inventory	$—	$0.25	$(0.20)	$0.38
Tax effect	$—	$(0.06)	$0.05	$(0.09)
Basic net financial (loss) earnings per share	$(0.09)	$0.10	$2.05	$2.40

NATURAL GAS DISTRIBUTION

A reconciliation of gross margin, the closest GAAP financial measure, to utility gross margin is as follows:

Operating revenues	$158,110	$145,308	$914,741	$903,892
Less:
Natural gas purchases	55,699	44,669	380,818	388,134
Operating and maintenance (1)	35,709	31,436	91,050	88,441
Regulatory rider expense	8,343	6,120	56,761	47,525
Depreciation and amortization	28,491	25,825	82,872	76,034
Gross margin	29,868	37,258	303,240	303,758
Add:
Operating and maintenance (1)	35,709	31,436	91,050	88,441
Depreciation and amortization	28,491	25,825	82,872	76,034
Utility gross margin	$94,068	$94,519	$477,162	$468,233
(1)  Excludes selling, general and administrative expenses of $28.8 million and $26.9 million for the three months ended June 30, 2024 and 2023, respectively, and $87.7 million and $78.1 million for the nine months ended June 30, 2024 and 2023, respectively.

NJR Reports Third Quarter Fiscal 2024 Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES (continued)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands)	2024	2023	2024	2023
ENERGY SERVICES

A reconciliation of gross margin, the closest GAAP financial measure, to Energy Services' financial margin is as follows:

Operating revenues	$62,441	$70,172	$306,971	$588,684
Less:
Natural Gas purchases	61,041	76,599	226,841	471,000
Operation and maintenance (1)	3,814	3,244	21,605	14,366
Depreciation and amortization	45	51	158	170
Gross margin	(2,459)	(9,722)	58,367	103,148
Add:
Operation and maintenance (1)	3,814	3,244	21,605	14,366
Depreciation and amortization	45	51	158	170
Unrealized loss (gain) on derivative instruments and related transactions	3,804	(13,601)	28,736	(39,692)
Effects of economic hedging related to natural gas inventory	(385)	24,116	(19,458)	36,885
Financial margin	$4,819	$4,088	$89,408	$114,877

(1) Excludes selling, general and administrative expenses of $0.4 million and $0.5 million for the three months ended June 30, 2024 and 2023, respectively, and $1.3 million and $(1.2) million for the nine months ended June 30, 2024 and 2023, respectively.

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net (loss) income	$(4,919)	$(9,336)	$36,042	$74,271
Add:
Unrealized loss (gain) on derivative instruments and related transactions	3,804	(13,601)	28,736	(39,692)
Tax effect	(904)	3,232	(6,829)	9,433
Effects of economic hedging related to natural gas	(385)	24,116	(19,458)	36,885
Tax effect	91	(5,731)	4,624	(8,766)
NFE tax adjustment	69	(284)	116	(77)
Net financial (loss) earnings	$(2,244)	$(1,604)	$43,231	$72,054

NJR Reports Third Quarter Fiscal 2024 Results

FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands, except per share data)	2024	2023	2024	2023
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$158,110	$145,308	$914,741	$903,892
Clean Energy Ventures	14,648	13,178	59,268	40,376
Energy Services	62,441	70,172	306,971	588,684
Storage and Transportation	24,475	22,201	71,379	69,926
Home Services and Other	16,356	14,955	46,095	42,669
Sub-total	276,030	265,814	1,398,454	1,645,547
Eliminations	(394)	(1,739)	2,305	(13,878)
Total	$275,636	$264,075	$1,400,759	$1,631,669

Operating Income (Loss)
Natural Gas Distribution	$1,063	$10,391	$215,517	$225,700
Clean Energy Ventures	(3,629)	(3,344)	7,015	(8,667)
Energy Services	(2,832)	(10,177)	57,038	104,370
Storage and Transportation	7,937	7,207	21,171	26,524
Home Services and Other	1,388	712	1,958	1,900
Sub-total	3,927	4,789	302,699	349,827
Eliminations	2,009	(55)	9,278	(7,120)
Total	$5,936	$4,734	$311,977	$342,707

Equity in Earnings of Affiliates
Storage and Transportation	$782	$377	$1,860	$2,263
Eliminations	558	324	1,878	515
Total	$1,340	$701	$3,738	$2,778

Net (Loss) Income
Natural Gas Distribution	$(6,139)	$891	$152,400	$156,252
Clean Energy Ventures	(6,714)	7,267	(1,808)	(5,694)
Energy Services	(4,919)	(9,336)	36,042	74,271
Storage and Transportation	4,140	2,434	9,761	11,277
Home Services and Other	881	523	665	1,307
Sub-total	(12,751)	1,779	197,060	237,413
Eliminations	1,177	(247)	1,589	(9,713)
Total	$(11,574)	$1,532	$198,649	$227,700

Net Financial (Loss) Earnings
Natural Gas Distribution	$(6,139)	$891	$152,400	$156,252
Clean Energy Ventures	(6,714)	7,267	(1,808)	(5,694)
Energy Services	(2,244)	(1,604)	43,231	72,054
Storage and Transportation	4,140	2,358	9,761	11,051
Home Services and Other	881	523	665	1,307
Sub-total	(10,076)	9,435	204,249	234,970
Eliminations	1,177	235	(2,128)	(2,706)
Total	$(8,899)	$9,670	$202,121	$232,264

Throughput (Bcf)
NJNG, Core Customers	19.1	19.5	75.4	75.3
NJNG, Off System/Capacity Management	12.3	13.8	76.6	52.4
Energy Services Fuel Mgmt. and Wholesale Sales	23.6	24.0	92.0	109.0
Total	55.0	57.3	244.0	236.7

Common Stock Data
Yield at June 30,	3.9%	3.3%	3.9%	3.3%
Market Price at June 30,	$42.74	$47.20	$42.74	$47.20
Shares Out. at June 30,	99,092	97,496	99,092	97,496
Market Cap. at June 30,	$4,235,174	$4,601,825	$4,235,174	$4,601,825

NJR Reports Third Quarter Fiscal 2024 Results

(Unaudited)	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands, except customer and weather data)	2024	2023	2024	2023
NATURAL GAS DISTRIBUTION

Utility Gross Margin
Operating revenues	$158,110	$145,308	$914,741	$903,892
Less:
Natural gas purchases	55,699	44,669	380,818	388,134
Operating and maintenance (1)	35,709	31,436	91,050	88,441
Regulatory rider expense	8,343	6,120	56,761	47,525
Depreciation and amortization	28,491	25,825	82,872	76,034
Gross margin	29,868	37,258	303,240	303,758
Add:
Operating and maintenance (1)	35,709	31,436	91,050	88,441
Depreciation and amortization	28,491	25,825	82,872	76,034
Total Utility Gross Margin	$94,068	$94,519	$477,162	$468,233
(1) Excludes selling, general and administrative expenses of $28.8 million and $26.9 million for the nine months ended June 30, 2024 and 2023, respectively, and $87.7 million and $78.1 million for the nine months ended June 30, 2024 and 2023, respectively.

Utility Gross Margin, Operating Income and Net Income
Residential	$59,036	$59,723	$330,568	$321,017
Commercial, Industrial & Other	15,468	14,897	64,975	65,742
Firm Transportation	15,499	15,815	62,753	61,503
Total Firm Margin	90,003	90,435	458,296	448,262
Interruptible	1,146	1,149	2,680	2,572
Total System Margin	91,149	91,584	460,976	450,834
Basic Gas Supply Service Incentive	2,919	2,935	16,186	17,399
Total Utility Gross Margin	94,068	94,519	477,162	468,233
Operation and maintenance expense	64,514	58,303	178,773	166,499
Depreciation and amortization	28,491	25,825	82,872	76,034
Operating Income	$1,063	$10,391	$215,517	$225,700

Net (Loss) Income	$(6,139)	$891	$152,400	$156,252

Net Financial (Loss) Earnings	$(6,139)	$891	$152,400	$156,252

Throughput (Bcf)
Residential	6.2	5.7	41.1	39.9
Commercial, Industrial & Other	1.2	1.2	7.7	7.7
Firm Transportation	2.0	2.2	10.3	10.7
Total Firm Throughput	9.4	9.1	59.1	58.3
Interruptible	9.7	10.4	16.3	17.0
Total System Throughput	19.1	19.5	75.4	75.3
Off System/Capacity Management	12.3	13.8	76.6	52.4
Total Throughput	31.4	33.3	152.0	127.7

Customers
Residential	527,110	518,359	527,110	518,359
Commercial, Industrial & Other	32,318	32,084	32,318	32,084
Firm Transportation	22,569	24,360	22,569	24,360
Total Firm Customers	581,997	574,803	581,997	574,803
Interruptible	83	83	83	83
Total System Customers	582,080	574,886	582,080	574,886
Off System/Capacity Management*	20	14	20	14
Total Customers	582,100	574,900	582,100	574,900
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	409	389	3,952	3,869
Normal	468	470	4,438	4,474
Percent of Normal	87.4%	82.8%	89.0%	86.5%

NJR Reports Third Quarter Fiscal 2024 Results

(Unaudited)	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands, except customer, RECs and megawatt)	2024	2023	2024	2023
CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$201	$184	$26,232	$10,307
TREC sales	4,440	4,720	9,100	8,007
SREC II sales (1)	432	271	1,094	553
Solar electricity sales	6,572	4,972	13,922	12,621
Sunlight Advantage	3,003	3,031	8,920	8,888
Total Operating Revenues	$14,648	$13,178	$59,268	$40,376
Depreciation and Amortization	$6,981	$6,672	$20,834	$18,713
Operating (Loss) Income	$(3,629)	$(3,344)	$7,015	$(8,667)
Income Tax Benefit	$(2,008)	$(18,237)	$(471)	$(23,079)
Net (Loss) Income	$(6,714)	$7,267	$(1,808)	$(5,694)
Net Financial (Loss) Earnings	$(6,714)	$7,267	$(1,808)	$(5,694)
Solar Renewable Energy Certificates Generated	115,950	130,978	267,155	292,753
Solar Renewable Energy Certificates Sold	1,170	1,314	124,323	48,871
Transition Renewable Energy Certificates Generated	31,246	31,144	63,799	52,013
Solar Renewable Energy Certificates II Generated	4,794	2,973	12,259	5,803
Solar Megawatts Under Construction	34.2	13.8	34.2	13.8
(1) Prior year SREC II revenue was previously included in Solar electricity sales and other

ENERGY SERVICES

Operating Income
Operating revenues	$62,441	$70,172	$306,971	$588,684
Less:
Gas purchases	61,041	76,599	226,841	471,000
Operation and maintenance expense	4,187	3,699	22,934	13,144
Depreciation and amortization	45	51	158	170
Operating (Loss) Income	$(2,832)	$(10,177)	$57,038	$104,370

Net (Loss) Income	$(4,919)	$(9,336)	$36,042	$74,271
Financial Margin	$4,819	$4,088	$89,408	$114,877
Net Financial (Loss) Earnings	$(2,244)	$(1,604)	$43,231	$72,054
Gas Sold and Managed (Bcf)	23.6	24.0	92.0	109.0

STORAGE AND TRANSPORTATION

Operating Revenues	$24,475	$22,201	$71,379	$69,926
Equity in Earnings of Affiliates	$782	$377	$1,860	$2,263
Operation and Maintenance Expense	$10,079	$8,687	$30,742	$23,951
Other Income, Net	$2,539	$1,815	$7,300	$4,829
Interest Expense	$5,773	$6,430	$17,574	$19,265
Income Tax Provision	$1,345	$535	$2,996	$3,074
Net Income	$4,140	$2,434	$9,761	$11,277
Net Financial Earnings	$4,140	$2,358	$9,761	$11,051

HOME SERVICES AND OTHER

Operating Revenues	$16,356	$14,955	$46,095	$42,669
Operating Income	$1,388	$712	$1,958	$1,900
Net Income	$881	$523	$665	$1,307
Net Financial Earnings	$881	$523	$665	$1,307
Total Service Contract Customers at June 30	99,999	101,748	99,999	101,748